                                                                    EXHIBIT 10.1
                               PURCHASE AGREEMENT

                            dated as of May 26, 1998

                                  by and among

                            JAN BELL MARKETING, INC.

                             MAYOR'S JEWELERS, INC.

                                       and

                   THE STOCKHOLDERS OF MAYOR'S JEWELERS, INC.








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                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                                No.
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
ARTICLE I

         SALE OF THE SHARES; CLOSING..............................................................................1
                           1.01     Purchase and Sale.............................................................1
                           1.02     Purchase Price................................................................2
                           1.03     Closing.......................................................................2
                           1.04     Escrow........................................................................2
                           1.05     Obligations of Sellers Not Contingent.........................................3
                           1.06     Procedure for Other Stockholders..............................................3

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF
         THE COMPANY
                           2.01     Organization and Qualification................................................3
                           2.02     Capital Stock.................................................................4
                           2.03     Authority Relative to This Agreement and the Operative
                                    Agreements....................................................................4
                           2.04     Subsidiaries; Company; Business...............................................4
                           2.05     No Conflicts..................................................................5
                           2.06     Governmental Approvals and Filings............................................6
                           2.07     Books and Records.............................................................6
                           2.08     Financial Statements..........................................................6
                           2.09     Absence of Changes............................................................7
                           2.10     No Undisclosed Liabilities....................................................9
                           2.11     Taxes.........................................................................9
                           2.12     Legal Proceedings............................................................11
                           2.13     Compliance with Laws and Orders..............................................11
                           2.14     Benefit Plans; ERISA.........................................................11
                           2.15     Real Property................................................................13
                           2.16     Tangible Personal Property...................................................14
                           2.17     Inventory....................................................................14
                           2.18     Intellectual Property Rights.................................................15
                           2.19     Contracts....................................................................15
                           2.20     Licenses.....................................................................17
                           2.21     Insurance....................................................................17
                           2.22     Affiliate Transactions.......................................................18
                           2.23     Employees; Labor Relations...................................................18
                           2.24     Environmental Matters........................................................19
                           2.25     Substantial Suppliers........................................................19
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
                           2.26     Accounts Receivable..........................................................19
                           2.27     Other Negotiations; Brokers..................................................20
                           2.28     Bank and Brokerage Accounts; Investment Assets...............................20

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                           3.01     Ownership of the Shares......................................................21
                           3.02     No Conflicts.................................................................21
                           3.03     Organization, Qualification and Authority....................................22

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PURCHASER
                           4.01     Organization and Qualification...............................................22
                           4.02     Authority Relative to This Agreement and the Operative
                                    Agreement....................................................................22
                           4.03     No Conflicts.................................................................23
                           4.04     Governmental Approvals and Filings...........................................23
                           4.05     Legal Proceedings............................................................23
                           4.06     Brokers......................................................................24
                           4.07     Purchase for Investment......................................................24
                           4.08     Financial Statements.  ......................................................24
                           4.09     SEC Documents.  .............................................................24

ARTICLE V

         CERTAIN AGREEMENTS OF THE PARTIES
                           5.01     Conduct of Business Prior to the Closing.....................................24
                           5.02     Access  to Information.......................................................27
                           5.03     Books and Records............................................................27
                           5.04     Confidentiality..............................................................28
                           5.05     Regulatory and Other Authorizations; Consents................................28
                           5.06     No Solicitation of Offers, Etc...............................................29
                           5.07     Notice of Certain Matters....................................................30
                           5.08     Interim Financial Statements.................................................30
                           5.09     Non-Competition; Non-Solicitation............................................31
                           5.10     Certain Actions by the Sellers...............................................32
                           5.11     Operation of Company as a Subsidiary.........................................32
                           5.12     Indemnification; Directors' and Officers' Insurance..........................33
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
ARTICLE VI

CLOSING CONDITIONS ..............................................................................................33
                           6.01     Condition to the Obligations of Purchaser....................................33
                           6.02     Conditions to the Obligations of the Sellers.................................35

ARTICLE VII

         SURVIVAL OF REPRESENTATIONS, WARRANTIES,
         COVENANTS AND AGREEMENTS................................................................................37
                           7.01     Survival of Representations, Warranties, Covenants and
                                    Agreement....................................................................37

ARTICLE VIII

INDEMNIFICATION
                           8.01     Indemnification..............................................................38
                           8.02     Method of Asserting Claims...................................................39

ARTICLE IX

         TERMINATION
                           9.01     Grounds for Termination......................................................42
                           9.02     Effect of Termination........................................................43

ARTICLE X

         DEFINITIONS
                           10.01    Definitions..................................................................44

ARTICLE XI

         MISCELLANEOUS...........................................................................................52
                           11.01    Notices......................................................................52
                           11.02    Entire Agreement.............................................................53
                           11.03    Expenses.....................................................................53
                           11.04    Payment of Transfer Taxes and Fees...........................................54
                           11.05    Confidentiality..............................................................54
                           11.06    Cumulative Remedies.  .......................................................54
                           11.07    Further Assurances; Post-Closing Cooperation.................................54
                           11.08    Waiver.......................................................................54
                           11.09    Amendment....................................................................55
                           11.10    No Third Party Beneficiary...................................................55
                           11.11    No Assignment; Binding Effect................................................55
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
                           11.12    Headings.....................................................................55
                           11.13    Invalid Provisions...........................................................55
                           11.14    Governing Law................................................................55
                           11.15    Arbitration of Claims........................................................55
                           11.16    Consent to Jurisdiction and Service of Process...............................57
                           11.17    Limited Recourse.............................................................57
                           11.18    Construction.................................................................57
                           11.19    Counterparts.................................................................58





                                       iv

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                                    EXHIBITS

Exhibit A         Stockholders of Mayor`s Jewelers, Inc.

Exhibit B         Escrow Agreement

Exhibit C         Samuel A. Getz Employment Agreement

                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (this "Agreement") dated as of May 26, 1998, by and among JAN BELL MARKETING, INC., a Delaware corporation ("Purchaser"), MAYOR'S JEWELERS, INC., a Florida corporation (the "Company"), and the Sellers.

                  WHEREAS, Sellers collectively own and desire to sell to Purchaser upon the terms and conditions hereinafter set forth up to all of the outstanding shares and equity equivalents of capital stock of the Company;

                  WHEREAS, Purchaser desires to purchase from Sellers upon the terms and conditions hereinafter set forth up to all of the outstanding shares and equity equivalents of capital stock of the Company;

                  WHEREAS, in connection with such purchase of the outstanding shares and equity equivalents of capital stock of the Company, Purchaser is willing to satisfy, assume or purchase certain debt obligations of the Company; and

                  WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in Section 10.01.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF THE SHARES; CLOSING

                  1.01 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, (i) Purchaser agrees to purchase from Sellers up to all of the outstanding shares and equity equivalents of capital stock of the Company, which consist only of 3,049,722 shares of common stock (the "Outstanding Shares"), 46,650 "phantom" equity rights (the "Equity Rights") and 120,000 option shares (the "Option Shares"), for a fully diluted total of 3,216,372 shares, and (ii) each Seller agrees to sell, assign, transfer and deliver to Purchaser all of the Shares and surrender for cancellation each of the Equity Rights and Option Shares, owned by such Seller and which are set forth opposite such Seller's name on Section 2.02 of the Disclosure Schedule. In addition, in consideration of the Purchase Price and in further consideration of the execution and delivery of this Agreement and the Operative Agreements, Samuel A. Getz agrees to waive his contractual right of first refusal contained in section 4(a)(iv) of the Stockholders' Agreement.

                  1.02     Purchase Price.

                  (a) The aggregate purchase price for the Outstanding Shares, the Equity Rights and the Option Shares (the "Purchase Price") will be (i) $8.00 for each Share tendered at the Closing, (ii) $8.00 for each Equity Right surrendered for cancellation at the Closing and (iii) the difference between $8.00 and the exercise price of each Option Share (as set forth on Section 2.02 of the Disclosure Schedule) surrendered for cancellation at the Closing. The Purchase Price will be payable in cash, except as otherwise provided in Section 1.02(b).

                  (b) Each Seller may elect to receive, in exchange for his or its Shares in lieu of cash, his or its pro rata portion (based on the number of Shares owned by such Seller in proportion to the Outstanding Shares) of 2 million shares of Purchaser common stock. To the extent that any Seller elects to receive Purchaser common stock, such Seller's right to receive cash will be decreased by the number of shares of Purchaser common stock allocated to such Seller, multiplied by $3.50. Each Seller who elects to receive Purchaser common stock will be required to execute a lockup agreement in form and substance reasonably satisfactory to Purchaser and such Sellers (the "Lockup Agreement"), which shall provide that the Purchaser common stock obtained hereunder may not be sold until the third anniversary of the Closing Date (except to other Sellers under certain conditions).

                  1.03 Closing. The closing of the purchase and sale of the Shares, the Equity Rights and the Option Shares (the "Closing") will take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (or at such other place as the parties shall mutually agree) on June 26, 1998 or such other date and at such time upon which the parties shall mutually agree (the "Closing Date"). At the Closing, Purchaser will (i) pay up to $21,348,054 for the Outstanding Shares, up to $373,200 for the Equity Rights and up to $195,200 for the Option Shares, by wire transfer of immediately available funds; (ii) deposit the Escrow Amount with the Escrow Agent pursuant to Section 1.04 hereof; and (iii) pay the Debt Settlement Amount. Simultaneously, (i) each Seller will sell to Purchaser the Shares owned by such Seller free and clear of all Liens by delivering to Purchaser stock certificates evidencing the Shares owned by such Seller duly endorsed in blank or accompanied by stock powers duly executed in blank and in proper form for transfer, with all required stock transfer tax stamps affixed or provided for, and (ii) each Seller who owns Equity Rights or Option Shares shall deliver to the Company, and the Company shall cancel, the Equity Rights and the Option Shares owned by such Seller, and each such Seller shall execute a cancellation and waiver agreement in form and substance reasonably satisfactory to Purchaser and such Sellers (the "Cancellation and Waiver Agreements"). At the Closing, there shall also be delivered the opinions, certificates and other Contracts, documents and instruments to be delivered under Article VI.

                  1.04 Escrow. On the Closing Date, Sellers, as collateral security for any Liability of Sellers to Purchaser under this Agreement, but without limitation as to the amount thereof, except as set forth in Section 8.01, shall execute and deliver an Escrow Agreement in substantially the form annexed hereto as Exhibit C (the "Escrow Agreement") and Purchaser



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shall deposit on Sellers' behalf with an escrow agent to be mutually agreed upon
(the "Escrow Agent") the sum of $3,049,772 and 2 million shares of Purchaser common stock registered in the names of those Sellers electing to receive Purchaser common stock (the "Escrow Amount") and each Seller shall be deemed to have contributed the portion of the Escrow Amount set forth opposite such Seller's name in Schedule A to the Escrow Agreement. Subject to the terms and conditions of this Agreement, the Escrow Amount will be held, disbursed and released according to the terms of the Escrow Agreement. Once the Escrow Amount is exhausted or fully claimed against, Purchaser shall be entitled to assert claims against Sellers directly only to the extent permitted by Article VIII.

                  1.05 Obligations of Sellers Not Contingent. The obligations of Sellers hereunder are not contingent upon the execution and delivery of this Agreement by the stockholders of the Company who are not otherwise Sellers.

                  1.06 Procedure for Other Stockholders. In the event that stockholders of the Company who are not Sellers hereunder sell their Shares to Purchaser after the Closing Date, or are caused to sell their Shares to Purchaser, pursuant to the Stockholders' Agreement, Purchaser, as a condition to the payment of consideration to such stockholders, shall cause each such stockholder to sign a joinder agreement which will cause such stockholder to become a party to this Agreement and the Escrow Agreement, and Purchaser will withhold one dollar of the consideration for each Share so purchased and will distribute any funds so withheld to Sellers in accordance with each Seller's pro rata contribution to the Escrow Amount (as set forth on Schedule A of the Escrow Agreement).

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

                  The Company hereby represents and warrants to Purchaser as follows:

                  2.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not be reasonably expected to have a material adverse effect on the Business or Condition of the Company and (ii) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or any Operative Agreement to which it is a party or on the ability of the Company to perform its obligations hereunder or thereunder.



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                  2.02 Capital Stock. The authorized capital stock of the
Company consists only of 15,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The outstanding shares and equity equivalents of capital stock of the Company consists only of 3,049,722 shares of common stock, all of which are fully paid and nonassessable, 46,650 "phantom" equity rights and 120,000 option shares, and all such shares, equity equivalents and option shares were validly issued in compliance with all applicable Laws. Except for the Outstanding Shares, the Equity Rights and the Option Shares and except as set forth on Section 2.02 of the Disclosure Schedule: (i) no shares of Company capital stock have been issued or reserved for issuance, (ii) there are no outstanding Options with respect to the Company or agreements, arrangements or understandings to issue Options with respect to the Company, and (iii) there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the Company's capital stock. Sellers are the record owners of the Shares listed immediately following each Seller's name on Section 2.02 of the Disclosure Schedule. The exercise price for each of the Option Shares reflected on Section 2.02 Disclosure Schedule hereto accurately represents the legal entitlement of each optionholder to acquire Shares.

                  2.03 Authority Relative to This Agreement and the Operative Agreements. The Company has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly approved by the board of directors and stockholders of the Company, and no other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements to which the Company is a party have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  2.04 Subsidiaries; Company; Business. Section 2.04 of the Disclosure Schedule lists the name of each Subsidiary and all lines of business in which the Company and each Subsidiary is participating or engaged or has participated or engaged in the preceding three years. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth opposite its name in Section 2.04 of the Disclosure Schedule, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in



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which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company and (ii) could not be reasonably expected to have a material adverse affect on the validity or enforceability of this Agreement or any Operative Agreement or the ability of any such Subsidiary to perform its obligations thereunder. Section 2.04 of the Disclosure Schedule lists for each Subsidiary the amount of its authorized and outstanding equity interests. Except as disclosed on Section 2.04 of the Disclosure Schedule, all of the outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned, directly or indirectly by the Company free and clear of all Liens. Other than as contemplated by this Agreement or the Operative Agreements, there are no outstanding Options with respect to any Subsidiary or agreements, arrangements or understandings to issue Options with respect to any Subsidiary and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any Subsidiary's equity interests. Except as set forth in Section 2.04 of the Disclosure Schedule there are no directors or officers of the Company or any of its Subsidiaries who are not employees or stockholders of the Company as of the date hereof. The Company has delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) and minutes of the meetings of the Board of Directors (including any committees thereof) of the Company and each of the Subsidiaries, including all amendments thereto effected through the Closing Date. Except for the Subsidiaries, the Company holds no equity, partnership, joint venture or other interest in any Person.

                  2.05 No Conflicts. The execution and delivery by the Company of this Agreement do not, and the execution and delivery by each of the Company and its Subsidiaries of the Operative Agreements to which it is a party, the performance by each of the Company and its Subsidiaries of its respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                           (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Stockholders' Agreement or the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or the Subsidiaries;

                           (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices referred to in
         Section 2.06 below or disclosed in Section 2.06 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company, any of its Subsidiaries or any of their respective Assets and Properties; or



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



                           (iii) except as disclosed in Section 2.05 of the Disclosure Schedule, (a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, (c) require the Company or any of the Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (d) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (e) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (f) result in the creation or imposition of any Lien upon the Company or any of the Subsidiaries or any of their respective Assets and Properties under, any Contract or License to which the Company or any of the Subsidiaries is a party or by which any of their respective Assets and Properties is bound except for such conflicts, violations, breaches, defaults, consents, approvals, actions, filings, notices, terminations, cancellations, accelerations, modifications, additional rights or entitlements or Liens that, individually or in the aggregate,
         (x) are not having and could not be reasonably expected to have a material adverse effect on the Business or Condition of the Company and
         (y) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or any Operative Agreement or on the ability of the Company or any Subsidiary to perform its obligations hereunder or thereunder.

                  2.06 Governmental Approvals and Filings. Except as disclosed in Section 2.06 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company, any of the Subsidiaries or any Seller is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of transactions contemplated hereby or thereby.

                  2.07 Books and Records. The minute books and other similar records of the Company and the Subsidiaries provided to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, members, the boards of directors and committees of the boards of directors (or other similar governing entities) of the Company and the Subsidiaries.

                  2.08 Financial Statements. The Company has furnished Purchaser with true and complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of January 31, 1998 and the related consolidated statements of operations and cash flows, together with the notes thereto (the "Audited Financial Statements"). The Audited Financial Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and for the periods covered thereby and the results of operations and cash flows of the Company and its Subsidiaries for the periods set forth therein, all in conformity with GAAP, except as specifically noted in the notes thereto.



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



                  2.09 Absence of Changes. Since January 31, 1998, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as expressly contemplated hereby and by the Operative Agreements and except as disclosed in Section 2.09 of the Disclosure Schedule, there has not occurred since January 31, 1998:

                  (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock (or other equity interests) of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital stock (or other equity interests) of the Company or any Subsidiary;

                  (b) except for the execution, delivery and performance by the Company of the Operative Agreements to which it is a party, and the transactions contemplated thereby, any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock (or other equity interests) of the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock (or other equity interests) of the Company or any Subsidiary;

                  (c) (i) any increase in excess of 10% of salary, rate of commissions or rate of consulting fees of any employee or consultant of the Company or any Subsidiary whose annual salary, commissions and consulting fees exceeds $50,000; (ii) any payment of any nature whatsoever (other than salary, commissions, consulting fees or directors' fees paid in the ordinary course to any employee consultant or director of the Company or any Subsidiary) to any officer, director, stockholder, employee or consultant of the Company or any Subsidiary; (iii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (iv) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

                  (d) except for payments to and borrowings under the Revolving Credit Facility in the ordinary course of business consistent with past practice
(i) incurrences by the Company or any Subsidiary of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;



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

                  (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or any Subsidiary in an amount exceeding $25,000 with respect to any single loss, or in an aggregate amount exceeding $100,000;

                  (f) any theft, damage or other loss (whether or not covered by insurance) affecting any of the inventory of the Company or any Subsidiary in an amount exceeding $25,000 with respect to any single loss, or in an aggregate amount exceeding $50,000;

                  (g) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $50,000 otherwise than in the ordinary course of business consistent with past practice;

                  (h) any purchase of any Assets and Properties of any Person or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than acquisitions or dispositions of inventory or equipment in the ordinary course of business of the Company or any Subsidiary consistent with past practice and the terms of this Agreement and the Operative Agreements;

                  (i) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.22(a), (ii) any License held by the Company or any Subsidiary or (iii) any Intellectual Property;

                  (j) any capital expenditures or commitments for additions to property, plant or equipment of the Company or any Subsidiary constituting capital assets in an aggregate amount exceeding $50,000;

                  (k) any commencement, termination or change by the Company or any Subsidiary of any line of business;

                  (l) any transaction by the Company or any Subsidiary with any officer, director, stockholder or Affiliate of the Company or any Subsidiary, other than pursuant to any Contract in effect on January 31, 1998 and disclosed to Purchaser pursuant to Section 2.22(a) or other than pursuant to any contract of employment listed pursuant to Section 2.19(a)(i) of the Disclosure Schedule;

                  (m) any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any Business Combination not otherwise restricted by the foregoing paragraphs; or

                  (n) any change in the Tax or accounting methods or procedures of the Company or any Subsidiary.

                  2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the January 31, 1998 balance sheet included in the Audited Financial Statements or as disclosed in Section 2.10 of the Disclosure Schedule, or as expressly contemplated hereby and by the Operative Agreements, there are no Liabilities of, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than (i) Liabilities incurred in the ordinary course of business consistent with past practice since January 31, 1998 and in accordance with the provisions of this Agreement and the Operative Agreements which in the aggregate are not material to the Business or Condition of the Company and are not for tort or for breach of contract or (ii) contingent, unknown liabilities which are not required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP.

                  2.11     Taxes.

                  (a) All Tax Returns required to have been filed by or with respect to the Company or any Subsidiary or any affiliated, combined, consolidated, unitary or similar group of which the Company or any Subsidiary is or was a member (a "Relevant Group") with any Taxing Authority have been duly and timely filed, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes owed by the Company or any Subsidiary or any member of a Relevant Group (whether or not shown on any Tax Return) have been paid. All monies required to be withheld by the Company or its Subsidiaries from employees, independent contractors, creditors or other third parties for Taxes have been collected or withheld, and either duly and timely paid to the appropriate Taxing Authority or (if not yet due for payment) set aside in accounts for such purposes. Neither the Company nor any Subsidiaries has any liability for Taxes of any person other than the Company or such Subsidiary (i) solely as a present or former member of a Relevant Group, (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                  (b) The provision for current Taxes (as opposed to any reserve for deferred taxes) in the Audited Financial Statements are sufficient for the payments of all accrued and unpaid Taxes not yet due and payable as of such date, whether or not disputed, of the Company and its Subsidiaries. As of the Closing Date, such provision, as adjusted for the passage of time through the Closing Date, will be sufficient for then-accrued and unpaid Taxes not yet due and payable of the Company and its Subsidiaries.

                  (c) Neither the Company nor any Subsidiary is a party to any agreement extending, or having the effect of extending, the time within which to file any Tax Return or the period of assessment or collection of any Taxes. Neither the Company nor any Subsidiary has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

                  (d) Except as disclosed in Section 2.11 of the Disclosure Schedule, (i) no Taxing Authority is now asserting or threatening to assert against any Relevant Group, the Company or any Subsidiary any deficiency, claim or liability for additional Taxes or any adjustment of Taxes, and there is no reasonable basis for any such assertion of which the Company or any Subsidiary is or reasonably should be aware, and (ii) no issues have been raised in any examination by any Taxing Authority with respect to any Relevant Group, the Company or any Subsidiary which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. The federal income Tax Returns of or including the Company (including Tax Returns of Relevant Groups) disclose (in accordance with
Section 6662(d)(2)(B)(ii) of the Code) all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code. No claim has ever been made by any Taxing Authority in a jurisdiction in which the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Schedule 2.11 of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed by or with respect to the Company or any Subsidiary (including Tax Returns of Relevant Groups) for all taxable periods ended on or after January 31, 1994, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and any Subsidiary since January 31, 1994. There are no Liens for Taxes upon the Assets or Properties of the Company or any Subsidiary.

                  (e) Neither the Company nor any Subsidiary (i) is a party to or is bound by any obligations under any tax sharing, tax indemnity or similar agreement or arrangement, (ii) has made or is subject to any election under section 341(f) of the Code, (iii) has made or is subject to any election or deemed election under section 338 or section 336(e) of the Code or the regulations thereunder, (iv) has agreed to or is required to make, or reasonably expects that it might have to make, any adjustment under section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise, (v) has ever entered into any agreement or arrangement that could result separately or in the aggregate in the payment of any "excess parachute payments" within the meaning of section 280G of the Code, (vi) is, or at any time has been, a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code, (vii) is a party to any "safe harbor lease" that is subject to the provisions of section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986 or to any "long-term contract" within the meaning of section 460 of the Code, (viii) is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes,
(ix) has ever been a member of any affiliated, consolidated, combined, unitary or similar group for any Tax purpose, other than the Relevant Group of which the Company is the parent, (x) has an excess loss account as defined in section 1.1502-19 of the Treasury Regulations with respect to the stock of any subsidiary or (xi) has engaged in any intercompany transactions subject to
Section 1.1502-13 of the Treasury Regulations.

                  2.12     Legal Proceedings.

                  (a) Except as disclosed in Section 2.12(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                           (i) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company, any Subsidiary or any Seller, or any of their respective Assets and Properties which (A) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or
         (B) if determined adversely to the Company, any Subsidiary or any Seller, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any Subsidiary, or (y) Losses by the Company or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $50,000;

                           (ii) neither the Company nor any Subsidiary has received notice, or is aware, of any Orders outstanding against the Company or any Subsidiary; and

                           (iii) neither the Company nor any Subsidiary has received notice or is aware, of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or to be sold or distributed by the Company or any Subsidiary that could cause bodily injury, sickness, disease, death, or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

                  (b) Prior to the execution of this Agreement, the Company has delivered all responses of counsel for the Company and the Subsidiaries to auditors' requests for information regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company and the Subsidiaries for the fiscal years ended January 31, 1997 and January 31, 1998.

                  2.13 Compliance with Laws and Orders. Except as disclosed in
Section 2.13 of the Disclosure Schedule, none of the Company or any Subsidiary has received at any time since February 1, 1996 any notice that the Company or any Subsidiary is or has been at any time since such date, in material violation of or in material default under, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties.

                  2.14 Benefit Plans; ERISA. All Benefit Plans are listed in
Section 2.14 of the Disclosure Schedule, and copies of all documentation relating to such Benefit Plans have been delivered or made available to Purchaser (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the two most recent annual returns, employee communications, and IRS determination letters). Except as disclosed in Section 2.14 of the Disclosure Schedule:

                  (a) each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable Law, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code;

                  (b) no direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any Subsidiary under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate;

                  (c) no Benefit Plan is a "defined benefit plan" within the meaning of section 414(j) of the Code;

                  (d) no Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA;

                  (e) neither the Company, any Subsidiary nor any ERISA Affiliate has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA;

                  (f) no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                  (g) no tax has been incurred under section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto).

                  (h) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment;

                  (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of the Company or any Subsidiary, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation; and

                  (j) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Section 2.14(j) of the Disclosure Schedule, and each of the Company and each Subsidiary has performed all material obligations required to be performed under all Benefit Plans.

                  2.15     Real Property.

                  (a) Section 2.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned (the "Owned Real Property") by the Company or any Subsidiary, (ii) each parcel of real property leased or subleased or otherwise occupied by the Company or any Subsidiary as tenant or subtenant (the "Leased Real Property"; together with the Owned Real Property, the "Real Property") together with a true and correct list of all such leases, subleases or other similar agreements and any amendments, modifications or extensions thereto (the "Real Property Leases"), and (iii) all Liens relating to or affecting any parcel of Real Property.

                  (b) The Company or a Subsidiary has good and marketable title to the Owned Real Property, free and clear of all Liens, other than as specifically listed in Section 2.15(b) of the Disclosure Schedule.

                  (c) Subject to the terms of their respective leases, the Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the Leased Real Property for the full term of the lease thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and of each other Person that is a party thereto, and except as set forth in Section 2.15(c) of the Disclosure Schedule, there is no, and neither the Company nor any Subsidiary has knowledge of any nor received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary has assigned, sublet, transferred, hypothecated or otherwise disposed of their interest in any Real Property Lease. No penalties are accrued and unpaid under any Real Property Lease.

                  (d) Section 2.15(d) of the Disclosure Schedule contains a true and correct list of all leases, subleases or other similar agreements, and any amendments, modifications or extensions thereto, by the Company or any Subsidiary as landlord or sublandlord (the "Tenant Leases") affecting the Real Property. There are no parties with any right to possession of the Real Property or any part thereof other than the tenants under the Tenant Leases. The terms of each of the Tenant Leases has commenced and the tenant thereunder is occupying the space demised to it and has commenced the payment of rent.

                  (e) No tenant under any of the Tenant Leases or its successors or assigns (i) has made, asserted or has any defense, set off or counterclaim with regard to its tenancy, (ii) claims or is entitled to "free" rent, rent concessions, rebates or rent abatements, or (iii) has questioned or disputed its share or any real estate tax or other escalated payments, additional rent or other charges required to be paid under its Lease. Each Tenant Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, the Company or a Subsidiary and each other Person that is a party thereto and except as set forth in Section 2.15(e) of the Disclosure Schedule, there is no, and neither the Company nor any Subsidiary has any knowledge of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes any brokerage commissions or finders fees with respect to any Tenant Lease or renewal or extension thereof.

                  (f) The Company has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all (i) title policies, mortgages, deeds of trust, deeds, leases, easements, restrictive covenants, certificates of occupancy, and similar documents, and all amendments thereto concerning the Owned Real Property, and (ii) Real Property Leases and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (f) with respect to the Leased Real Property.

                  (g) To the knowledge of the Company, the improvements on the Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of Company or any Subsidiary, there are no condemnation or appropriation proceedings pending or threatened against Real Property or the improvements thereon.

                  (h) Neither the Company nor any Subsidiary has any knowledge of any claim, action or proceeding, actual or threatened, against the Company, any Subsidiary or the Real Property by any Person which would materially affect the future use, occupancy or value of the Real Property or any part thereof.

                  2.16 Tangible Personal Property. The Company or a Subsidiary is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Audited Financial Statements for the period ended January 31, 1998 and tangible personal property acquired since January 31, 1998 other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.16 of the Disclosure Schedule, and its use complies in all material respects with all applicable Laws.

                  2.17 Inventory. Except as disclosed in the notes to the Audited Financial Statements or in Section 2.17 of the Disclosure Schedule, all items included in the inventory of the Company and each Subsidiary are the property of the Company and each Subsidiary, respectively, free and clear of all Liens other than Permitted Liens, have not been pledged as collateral, are not held by the Company or any Subsidiary on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any Governmental or Regulatory Authority.

                  2.18 Intellectual Property Rights. The Company or a Subsidiary has interests in or uses only the Intellectual Property disclosed in Section 2.18(a) of the Disclosure Schedule. The Company or a Subsidiary either has all right, title and interest in or a valid and binding license to use such Intellectual Property. No other Intellectual Property is used in or necessary to the conduct of the business of the Company and its Subsidiaries in any material. Neither the Company nor any Subsidiary has any knowledge that such Intellectual Property is being infringed by any other Person. Except as set forth in Section 2.18(b) of the Disclosure Schedule, to the knowledge of the Company and each Subsidiary neither the Company nor any Subsidiary is infringing any Intellectual Property of any other Person, and no litigation is pending and no claim has been made or, to the knowledge of the Company or any Subsidiary, has been threatened to such effect.

                  2.19     Contracts.

                  (a) Section 2.19(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                           (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; (B) any written representations, commitments, promises, communications or courses of conduct involving an obligation of the Company or any Subsidiary to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or by the Operative Agreements, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice; and (C) any unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of the Company or any Subsidiary to make payments in excess of $5,000 to any employee or $50,000 in the aggregate (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or by the Operative Agreements, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice

                           (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary or prohibiting or limiting disclosure of confidential or proprietary information;

                           (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                           (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary;

                           (v) all Contracts with independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees that involve the payment or potential payment, pursuant to the terms of any such Contract, by the Company or any Subsidiary of more than $50,000;

                           (vi) all guarantees of any Indebtedness or other obligations of the Company, any Subsidiary or any third Person;

                           (vii) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice and the provisions of this Agreement and the Operative Agreements, and (B) any Business Combination;

                           (viii) all Contracts between or among the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder or Affiliate of the Company or any Subsidiary or any Affiliate of any such officer, director, stockholder or Affiliate, including, without limitation, any Seller (other than the Company or any Subsidiary), on the other hand, other than contracts disclosed pursuant to Section 2.19(a)(i);

                           (ix) all collective bargaining or similar labor Contracts;

                           (x) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require the Company or any Subsidiary to maintain insurance in certain amounts or with certain coverages; and

                           (xi) all other Contracts, including but not limited to Contracts with customers, that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $50,000 and all powers of attorney and comparable delegations of authority.

                  (b) Each Contract required to be disclosed in Section 2.19(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.19(b) of the Disclosure Schedule neither the Company nor any Subsidiary nor, to the knowledge of the Company or any Subsidiary, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

                  2.20 Licenses. Section 2.20 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Company and the Subsidiaries, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.20 of the Disclosure Schedule:

                  (a) the Company and the Subsidiaries own or validly hold all Licenses that are material to their respective business or operations;

                  (b) each License listed in Section 2.20 of the Disclosure
Schedule is valid, binding and in full force and effect; and

                  (c) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

                  2.21 Insurance. Section 2.21 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company and the Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or (ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or the Operative Agreements. Each policy listed in Section 2.21 of the Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and none of the Company, any Subsidiary, or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and neither the Company nor any Subsidiary knows of any reason or state of facts that could lead to the cancellation of such policies. The insurance policies listed in Section 2.21 of the Disclosure Schedule (i) in light of the business, operations and Assets and Properties of the Company and the Subsidiaries are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties and (ii) are in amounts and have coverages as required by any Contract to which the Company or any Subsidiary is a party. Section 2.21 of the Disclosure Schedule contains a list of all pending claims made under any insurance policies covering the Company or the Subsidiaries. None of the Company or any Subsidiary has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

                  2.22     Affiliate Transactions.

                  (a) Except as disclosed in Section 2.22(a) of the Disclosure Schedule (i) there are no Liabilities between the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder, Affiliate (other than the Company and the Subsidiaries) of the Company or any Subsidiary or any Affiliate of any such officer, director, stockholder or Affiliate, including, without limitation, any Seller, on the other and (ii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder or Affiliate.

                  (b) Except as disclosed in Section 2.22(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.22(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis on competitive terms.

                  (c) Except as disclosed in Section 2.22(a) of the Disclosure Schedule, no Seller nor any of their respective Affiliates (other than the Company and its subsidiaries), as the case may be, has any interest of any nature in any of the Assets and Properties used for or related to the business or operations of the Company or any of the Subsidiaries.

                  2.23 Employees; Labor Relations. Except as disclosed in
Section 2.23 of the Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary is engaged in any labor or employment practice which could reasonably be expected to have a material adverse effect on the Business or Condition of the Company. There is (i) no unfair labor practice complaint pending or, to the knowledge of the

Company or any Subsidiary, threatened against the Company or its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or its Subsidiaries, and (iii) no union representation question exists with respect to the employees of the Company or its Subsidiaries and, to the knowledge of the Company or any Subsidiary, no union organizing activities are taking place.

                  2.24     Environmental Matters.

                  (a) The Company and the Subsidiaries have obtained and hold all necessary Environmental Permits.

                  (b) The Company and the Subsidiaries are in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws.

                  (c) There are no past, pending, or (to the knowledge of the Company or any Subsidiary) threatened Environmental Claims against the Company or any Subsidiary, and neither the Company nor any Subsidiary is aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company or any Subsidiary.

                  (d) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim against the Company or any Subsidiary.

                  (e) Neither the Company, any Subsidiary, any predecessor of the Company or any Subsidiary, nor any entity previously owned by the Company or any Subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company or any Subsidiary.

                  (f) Except as set forth in Section 2.24(h) of the Disclosure Schedule, there are no (a) underground storage tanks, active or abandoned, (b) polychlorinated biphenyl containing equipment, or (c) asbestos containing material at any Site.

                  2.25 Substantial Suppliers. Section 2.25 of the Disclosure Schedule lists the ten (10) largest suppliers of the Company and the Subsidiaries on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Section 2.25 of the Disclosure Schedule, to the knowledge of the Company or any Subsidiary, no such supplier
(i) is threatened with bankruptcy or insolvency, or (ii) will cease to conduct business with the

Company or will conduct business with the Company on terms materially different than existed in past practice, as a result of the transactions contemplated hereby.

                  2.26 Accounts Receivable. Except as set forth in Section 2.26 of the Disclosure Schedule, the accounts and notes receivable of the Company and the Subsidiaries reflected on the balance sheet included in the Audited Financial Statements for the period ended January 31, 1998, and all accounts and notes receivable arising subsequent to January 31, 1998, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) are not subject to any valid set-off or counterclaim, (iv) did not arise out of sales of goods on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, and (v) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary. Section 2.26 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company or any Subsidiary.

                  2.27 Other Negotiations; Brokers. Except as set forth in
Section 2.27(a) of the Disclosure Schedule, neither the Company, nor any Subsidiary, nor any Seller, nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, any the Seller or any such Affiliate) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in the Company, any Subsidiary, Purchaser or its stockholders or any general partner, limited partner, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or the Operative Agreements or consummating the transactions contemplated hereby or thereby. Except as set forth in Section 2.27(b) of the Disclosure Schedule, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by the Company, any Subsidiary, any Seller, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, any Seller or any such Affiliate.

                  2.28 Bank and Brokerage Accounts; Investment Assets. Section 2.28(a) of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each of the Sellers hereby represents and warrants to Purchaser, severally and not jointly, as follows:

                  3.01 Ownership of the Shares. Each Seller is the record and beneficial owner of only those Shares and Options of the Company listed immediately following each such Seller's name on Section 2.02 of the Disclosure Schedule, and immediately prior to Closing, each Seller will own such Shares free and clear of all Liens. The delivery of the certificates and other documents representing the Shares purchased hereunder to Purchaser will transfer to Purchaser good and valid title to such Shares free and clear of all Liens. From and after the Closing, neither Sellers nor any other Person (other than Purchaser) will have any rights whatsoever to the Shares or other securities of the Company.

                  3.02 No Conflicts. The execution and delivery by the each of the Sellers of this Agreement do not, and the execution and delivery by each Seller of the Operative Agreements to which it is a party, the performance by each Seller of its respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                           (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Stockholders' Agreement or the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or the Subsidiaries;

                           (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices referred to in
         Section 2.06 above or disclosed in Section 2.06 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any of the Sellers or any of their Shares; or

                           (iii) except as disclosed in Section 3.02 of the Disclosure Schedule, (a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, (c) require any Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (d) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (e) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (f) result in the creation or imposition of any Lien upon any Seller or any of their Shares under, any Contract or License to which any Seller is a party or by which any of their Shares is bound except for such conflicts, violations, breaches, defaults, consents, approvals, actions, filings, notices, terminations, cancellations, accelerations, modifications, additional rights or entitlements or Liens that, individually or in the aggregate, (x) are not having and could not be reasonably expected to have a material adverse effect on the Business or Condition of the Company and (y) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or any Operative Agreement or on the ability of any Seller to perform its obligations hereunder or thereunder.

                  3.03 Organization, Qualification and Authority. Each of the Sellers that is a corporation is duly organized, validly existing and in good standing under the laws of the state in which it is incorporated and has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Each of the Sellers that is a trust or estate has full power and authority to enter into this Agreement and the Operative Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements to which each such Seller that is a corporation, trust or estate is a party have been duly and validly executed and delivered by them and constitute legal, valid and binding obligations of each of them in accordance with the terms of this Agreement and the Operative Agreements, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser makes the following representations and warranties to each of the Sellers with respect to the representations and warranties contained in Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, and 4.07, and to those
Sellers electing to receive Purchaser common stock pursuant to Section 1.02(b) hereto with respect to the representations and warranties contained in Sections
4.08 and 4.09:

                  4.01 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or the Operative Agreements to which it is a party or on the ability of Purchaser to perform its obligations hereunder or thereunder.

                  4.02 Authority Relative to This Agreement and the Operative Agreements. Purchaser has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly approved by its board of directors and stockholders and no other corporate proceedings on the part of Purchaser or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements to which it is a party have been duly and validly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

                  4.03 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                           (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser;

                           (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section
         4.03 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or its Assets and Properties; or

                           (iii) except as disclosed in Section 4.03 of the Disclosure Schedule, (a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, or (c) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice (other than filing, if any, with the Securities and Exchange Commission and The American Stock Exchange) to any Person as a result or under the terms of any Contract or License to which Purchaser is a party or by which its Assets and Properties are bound, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

                  4.04 Governmental Approvals and Filings. Except as disclosed in Section 4.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                  4.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the Business or Condition of Purchaser.

                  4.06 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Purchaser.

                  4.07 Purchase for Investment. The Shares will be acquired by Purchaser for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Shares in violation of the Securities Act.

                  4.08 Financial Statements. Purchaser has furnished Sellers with true and complete copies of its audited consolidated balance sheets as of January 31, 1998 and the related consolidated statements of operations and cash flows, together with the notes thereto (the "Purchaser Financial Statements"). The Purchaser Financial Statements fairly present in all material respects the consolidated financial position of the Purchaser as of the dates thereof and for the periods covered thereby and the results of operations and cash flows of the Purchaser for the periods set forth therein, all in conformity with GAAP, except as specifically noted in the notes thereto.

                  4.09 SEC Documents. As of their respective dates, the SEC Documents filed by Purchaser with the Securities and Exchange Commission complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the applicable rules and regulations of the Securities and Exchange thereunder. Each of the SEC Documents, as of the date of its filing, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                        CERTAIN AGREEMENTS OF THE PARTIES

                  5.01 Conduct of Business Prior to the Closing.

                  (a) Sellers covenant and agree that between the date hereof and the Closing Date, they shall cause the Company to (i) conduct its business in the ordinary course and consistent with its prior practice, and (ii) use its best efforts to collect any Indebtedness owed to it by any stockholder of the Company, provided, however, that Purchaser may offset from the Purchase Price payable to any Seller any sums not so collected as of the Closing Date.

                  (b) Sellers covenant and agree that prior to the Closing Date, and without making any commitment on Purchaser's behalf, they will cause the Company to use all reasonable efforts to preserve substantially intact the business organization of the Company, to keep available to Purchaser the services of the employees of the Company and to preserve the current relationships of the Company with its customers, suppliers and other persons with which the Company has significant business relationships.

                  (c) Sellers covenant and agree that prior to the Closing Date, they will cause the Company to maintain its Books and Records in the usual, regular and ordinary manner consistent with past practices; to use all reasonable efforts to continue in full force and effect the policies of insurance listed in Section 2.21 of the Disclosure Schedule or comparable substitute policies and will promptly notify Purchaser of any cancellation or non-renewal of such insurance; and to use all reasonable efforts to maintain all of the Company's Assets and Properties in good repair, working order and operating condition (subject only to ordinary wear and tear).

                  (d) Sellers covenant and agree that prior to the Closing Date, they will not permit the Company to amend its charter or by-laws or merge or consolidate or sell all or substantially all of its Assets and Property, or obligate itself to do so, with or into or to any other entity, without the prior written consent of Purchaser.

                  (e) Sellers covenant and agree that prior to the Closing Date, they will cause the Company to (i) comply with all material applicable Laws,
(ii) file all foreign, federal, state and local Tax Returns required to be filed and make timely payments of applicable Taxes when due (taking into account any duly obtained extensions); and (iii) take all reasonable actions necessary to be in compliance with, and to maintain the effectiveness of, all material Licenses.

                  (f) Sellers covenant and agree that without the prior written consent of Purchaser, they will not permit the Company prior to the Closing Date to:

                          (i) change its Tax or accounting methods, principles or practices, except to the extent (with respect to accounting matters) required by GAAP and concurred in by the Company's independent accountants;

                         (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock (or other equity interests) of the Company or any other securities or redeem, repurchase or otherwise acquire any equity securities;

                           (iii) revalue any of its assets, including, without limitation, writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                           (iv) establish or increase any bonus, insurance, severance, termination, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plans, or otherwise increase the compensation payable or to become payable to any directors, officers or employees of the Company, except salary increases as may be required by law, salary increases to non-officers in the ordinary course of business consistent with past practice and not in excess or $25,000 per annum in the aggregate;

                           (v) enter into any employment or severance agreement with any of its directors, officers or employees (whether new hires or existing employees) or establish, adopt or enter into any collective bargaining agreement or adopt or amend any Benefit Plan;

                           (vi) create, incur, assume, maintain or permit to exist any Lien on any Asset or Property of the Company other than Permitted Liens;

                           (vii) except for borrowings under the Revolving Credit Facility in the ordinary course of business consistent with past practice, create, incur or assume any Indebtedness for borrowed money, including obligations in respect of capital leases, or guarantee any Indebtedness for borrowed money or any other obligation of any other Person;

                           (viii) pay or discharge any material claim, Liability or Lien (whether absolute, accrued, contingent or otherwise), or waive any right, other than in the ordinary course of business consistent with past practice or pursuant to binding contractual obligations of the Company in existence on the date hereof;

                           (ix) hire any new employees, agents or consultants at an annual base salary in excess of $50,000;

                           (x) authorize or make any capital expenditure in excess of an aggregate of $25,000;

                           (xi) issue or agree to issue any shares of its capital stock or securities exercisable or exchangeable for or convertible into such capital stock;

                           (xii) become a party to any agreement which, if it existed on the date hereof, would be required to be listed in the Disclosure Schedule, or amend or terminate any material Contact;

                           (xiii) dispose of or acquire any material Assets or Properties;

                           (xiv) abandon, modify, waive, terminate or otherwise change any of the Licenses described in Section 2.20 of the Disclosure Schedule;

                           (xv) settle or compromise any material claims against the Company, provided that Purchaser's consent to settle or compromise the State of Florida sales tax audit disclosed pursuant to Section 2.11 of the Disclosure Schedule and the legal proceedings disclosed as items
         (1) and (2) on Section 2.12 of the Disclosure Schedule shall not be unreasonably withheld; reasonableness in this regard will be determined consistent with the amounts reserved for such matters in the Audited Financial Statements;

                           (xvi) take any action or course of action inconsistent with compliance with the covenants and agreements contained in this Agreement; or

                           (xvii) take or agree to commit to take any action that would make any representation or warranty of the Sellers contained herein inaccurate in any material respect at the Closing or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time or which would diminish the value of the Company as a going concern.

                  5.02 Access to Information. From the date hereof until the Closing, upon reasonable notice, Sellers shall, and shall cause the Company's officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, Books and Records of the Company and to the Company's officers, employees, agents, accountants and actuaries, and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Company as Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the Company. No investigation or access to information pursuant to this Section 5.02 shall affect any representation or warranty made by Sellers to Purchaser hereunder or otherwise affect the rights and remedies available to Purchaser hereunder.

                  5.03     Books and Records.

                  (a) Purchaser agrees that it shall preserve and keep all material Books and Records of the Company for the period up to and including the Closing Date in the possession of

Purchaser or the Company for a period of at least five years from the Closing Date. After such five-year period, before Purchaser or the Company shall dispose of any of such Books and Records, at least 90 calendar days' prior written notice to such effect shall be given by Purchaser to Sellers and Sellers, on their own behalf and on behalf of any of the other Sellers shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such Books and Records as such Sellers may select. During such five-year period, duly authorized representatives of Sellers shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such Books and Records, with any out-of-pocket costs being borne by such Sellers upon providing to Purchaser in reasonable detail the basis upon which such requested Books and Records are relevant to the inquiry, and such access shall be limited to such relevant Books and Records.

                  (b) If, in order properly to prepare documents required to be filed with governmental authorities or financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Company, and such information is in the possession of the other parties hereto, such possessing party agrees to use all reasonable efforts to furnish such information to such other parties, at the cost and expense of the party making the request, upon the furnishing by the requesting party the reason such information is necessary, and excluding from any party's obligation any information which is subject to a confidentiality agreement with any third Person.

                  5.04 Confidentiality. The terms of the letter agreement dated January 16, 1998 between the Company and Purchaser with respect to the use of confidential information (collectively, the "Confidentiality Provisions") are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Provisions and the obligations of Purchaser under this Section 5.04 shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Provisions shall continue in full force and effect in respect of such confidential information. After the Closing Date, Sellers and their Affiliates shall keep all non-public information relating to the Purchaser or the Company confidential on the same terms as set forth for Purchaser in the Confidentiality Provisions.

                  5.05     Regulatory and Other Authorizations; Consents.

                  (a) Each of the Sellers and the Purchaser will use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all federal, state, local and foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, subject to the proviso in
Section 5.05(b).

                  (b) Purchaser and Sellers will use all their respective reasonable efforts to assist one another in obtaining the consents referred to in Sections 6.01(d), 6.02(d) and, if any, the consents referred to in Section 6.01(e); provided, however, that Purchaser shall not be obligated with respect to such assistance (i) to expend any funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees or (ii) to take any actions with respect to its business or the business of the Company which, in its reasonable judgement, is materially adverse.

                  (c) Each Seller shall, and shall cause the Company and the Subsidiaries to (a) take all necessary or desirable steps and proceed diligently and in good faith and use its best efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other
Person required of each Seller, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements and those described in Sections 2.05 and 2.06 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby or by the Operative Agreements. The Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  5.06     No Solicitation of Offers, Etc.

                  (a) Prior to the termination of this Agreement in accordance with its terms, the Sellers and their Affiliates, including the Company, shall not, nor shall they authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative of or Person retained by them to, directly or indirectly, take any action to knowingly solicit, encourage or facilitate any action that might lead to, or accept any offers, initiate or participate in negotiations or discussions with, or provide any non-public information to, or enter into any letter of intent, preliminary agreement or definitive agreement with any Person with respect to, any possible merger, acquisition, reorganization, exchange offer or any sale of all or substantially all of the Assets and Properties, purchase or sale of capital stock or equity equivalents (whether outstanding shares, treasury or other shares) or change in control of, or any similar transaction or transactions involving, directly or indirectly, the Company (collectively, a "Sale"). Sellers and the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The foregoing shall not prevent any director of the Company, solely in his capacity as a director and not as a shareholder of the Company, from entering into discussions relating to a Sale with any Person if (i) the Closing has been delayed beyond June 30, 1998 and this Agreement has not been terminated by either party; and (ii) the directors of the Company, on the advice of legal counsel to the Company satisfactory to Purchaser, shall have determined in good faith that the directors must engage in such discussions to avoid breaching their fiduciary obligations to the stockholders of the Company notwithstanding the fact that all the Sellers have executed this Agreement; and provided, further, that this sentence shall in no way alter, amend, or modify the obligations of the Sellers' hereunder to sell their respective Shares to Purchaser pursuant to the terms and conditions of this Agreement.

                  (b) The Company and each of the Sellers acknowledge and agree that a violation by it of Section 5.06(a) will cause irreparable damage to Purchaser. Accordingly, each of the Sellers and the Company agrees that, in the event of a breach of Section 5.06(a), and assuming that Purchaser is not in material breach of this Agreement, Purchaser shall be entitled to a temporary, permanent or mandatory injunction or restraining order to prevent breaches of
Section 5.06(a) and to specifically enforce the terms and provisions thereof without the need to post any security or bond, such rights to be cumulative and in addition to whatever other remedies at law or in equity or otherwise the Purchaser may have pursuant to this Agreement.

                  (c) In addition to the foregoing, if this Agreement is terminated, and Sellers or the Company within twelve months of the date hereof enter into an agreement relating to, or close, a Sale, Purchaser shall be entitled to a break-up fee of $500,000 from the Company, such break-up fee to be cumulative and in addition to whatever other remedies at law or in equity or otherwise the Purchaser may have pursuant to this Agreement.

                  (d) Notwithstanding the provisions of Section 11.15 hereto, the parties expressly understand and agree that the provisions of this Section
5.06 may be enforced by a court of competent jurisdiction pursuant to Section
11.16 hereto.

                  5.07     Notice of Certain Matters.

                  (a) Sellers covenant and agree to give prompt notice in writing to Purchaser of: (i) any information that indicates that any representation or warranty of the Sellers or the Company contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article VI hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any material Contract and (v) any change in the officers or directors of the Company.

                  (b) Sellers covenant and agree to (i) promptly advise Purchaser of any fact, condition or change that, individually or in the aggregate, has or results in a material adverse effect on the Business or Condition of the Company, and (ii) notify Purchaser of any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated) or adjudicatory proceeding involving the Company or any Assets and

Properties of the Company, and will keep the Purchaser fully informed of such events and permit Purchaser's representatives reasonable access to all materials prepared in connection therewith.

                  (c) The giving of any such notice under this Section 5.07 or the providing of the financial statements contemplated by Section 5.08 shall in no way change or modify the Sellers' representations and warranties or the conditions to Purchaser's obligations contained herein or otherwise affect the remedies available to Purchaser hereunder.

                  5.08 Interim Financial Statements. Sellers shall deliver promptly to Purchaser any and all final monthly, quarterly and annual financial statements for the Company, audited or unaudited, prepared for the management of the Company after the date of this Agreement and prior to the Closing Date, and Sellers shall use their best efforts to cause the Company to prepare such financial statements.

                  5.09 Non-Competition; Non-Solicitation.

                  (a) For a period of two (2) years from the Closing Date, each Seller, alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates (collectively for the purposes of this Section 5.09, the "Non-Competing Parties", and, each, a "Non-Competing Party"), will not, directly or indirectly, in the states of Florida or Georgia, own, manage, operate, join, have a financial interest in, control or participate in the ownership, management, operation or control of, or use or permit its name to be used in connection with, or be otherwise connected in any manner with (i) any business or enterprise engaged in the design, development, distribution or sale of any products, or the provision of any services, which the Company or any Subsidiary was designing, developing, manufacturing, distributing, selling or providing at any time up to and including the Closing Date or (ii) any business which is similar to the business or businesses of designing or selling (whether retail or wholesale) jewelry or watches or competitive with the business carried on or planned by the Company or any Subsidiary at any time up to and including the Closing Date, provided that the foregoing restriction shall not be construed to prohibit (a) any Non-Competing Party from serving as an employee, officer or director of Purchaser or any of its subsidiaries or (b) the ownership by the Non-Competing Parties, in the aggregate, of not more than ten percent (10%) of any class of securities of any corporation which is engaged in any of the businesses or enterprises described in clauses (i) and (ii) above, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market.

                  (b) For a period of three (3) years from the Closing Date, each Seller shall not, and shall not permit any other Non-Competing Party to, directly or indirectly, (i) influence any individual who was an employee or consultant of the Company or any Subsidiary at any time during the time such Non-Competing Party was an indirect or direct owner of securities of the Company, to terminate his or her employment or consulting relationship with the Company or any Subsidiary or to become employed by or a consultant to, directly or indirectly, such Non- Competing Party, (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or any Subsidiary or (iii) cause or attempt to cause

(x) any client, customer or supplier of the Company or any Subsidiary to terminate or materially reduce its business with the Company or any Subsidiary or (y) any prospective client, customer or supplier of the Company or any Subsidiary from engaging in business with the Company or any such Subsidiary.

                  (c) Each Non-Competing Party agrees that Purchaser's remedies at law for any breach or threat of breach by it of any of the provisions of this
Section 5.09 will be inadequate, and that, in addition to any other remedy to which Purchaser may be entitled at law or in equity, Purchaser shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of this Section 5.09 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting Purchaser from pursuing, in addition, any other remedies available to the Company or any Subsidiary for such breach or threatened breach. A waiver by Purchaser of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by such Non-Competing Party.

                  (d) Notwithstanding the provisions of Section 11.15 hereto, the parties expressly understand and agree that the provisions of this Section
5.09 may be enforced by a court of competent jurisdiction pursuant to Section
11.16 hereto. It is expressly understood and agreed that although the parties hereto consider the restrictions contained in this Section 5.09 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company and the Subsidiaries, if a final determination is made by a court or other forum having jurisdiction that the time or territory or any other restriction contained in this Section 5.09 is an unenforceable restriction on such Non-Competing Party's activities, the provisions of this Section 5.09 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court or other forum may determine or indicate to be reasonable. Alternatively, if the court or forum referred to above finds that any restriction contained in this Section 5.09 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 5.09 shall in no respect limit or otherwise affect such Non-Competing Party's obligations under other agreements with the Company or any Subsidiary or any of its respective present or future Affiliates.

                  5.10 Certain Actions by the Sellers. The Sellers covenant and agree to (i) exercise their rights under the "take along" and "come along" provisions of the Amended and Restated Stockholders' Agreement, dated April 18, 1994, among the Company's stockholders (the "Stockholders' Agreement") to cause any other stockholder of the Company to sell the Shares owned by such stockholder to Purchaser, and (ii) take any other action necessary to cause the sale of the Outstanding Shares to Purchaser and to cause the cancellation of the Equity Rights and the Option Shares. Notwithstanding the provisions of Section
11.15 hereto, the parties expressly understand and agree that the provisions of this Section 5.10 may be enforced by a court of competent jurisdiction pursuant to Section 11.16 hereto.

                  5.11 Operation of Company as a Subsidiary. It is the present intention of Purchaser to operate the Company after the Closing as wholly-owned direct or indirect subsidiary of Purchaser; that this provision is to be construed solely as a present intention and shall not limit Purchaser, exercising its reasonable business judgment, from exerting sole authority and control over the conduct of its business and the business of the Company, including, without limitation, changing the corporate structure or ownership of the Company, merging or combining all or a portion of the business of the Company with other Subsidiaries or Affiliates of Purchaser or selling, otherwise disposing or liquidating the Company or its business, and Sellers shall have no rights of action with respect to any such decision.

                  5.12 Indemnification; Directors' and Officers' Insurance.

                  (a) Until six years from the Closing Date, unless otherwise required by applicable law, the certificate of incorporation and by-laws of the Company shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of (and advancement of expenses to) directors, officers, employees and agents that are set forth in the certificate of incorporation and by-laws of the Company, as in effect on the date hereof.

                  (b) Purchaser will cause to be maintained for a period of not less than six years from the Closing Date the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Closing Date (the "D&O Policy") for all persons who are directors and officers of the Company on the date of this Agreement; provided, however, that Purchaser may, in lieu of maintaining the D&O Policy as provided above, cause coverage to be provided under any policy maintained for the benefit of Purchaser or any of its Affiliates, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than the D&O Policy. If the D&O Policy or any alternative policy expires, is terminated or canceled during such six-year period, Purchaser will use all reasonable efforts to cause to be obtained as much directors' and officers' insurance as can be obtained for the remainder of such period for an annualized premium not in excess of an annual premium of up to 150% of the last annual premium paid therefor, on terms and conditions no less advantageous to the covered persons than the D&O Policy. The Company represents to Purchaser that the current annual premium on the D&O Policy is $42,149.

                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.01 Condition to the Obligations of Purchaser. The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or prior to the Closing, of the following conditions precedent (any or all of which may be waived in whole or in part by Purchaser in its sole discretion):

                  (a) Representations and Warranties. Each of the representations and warranties made by the Company and the Sellers in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

                  (b) Performance. The Company and each Seller shall have performed and complied with each agreement, covenant and obligation required by this Agreement or any Operative Agreement to be so performed or complied with by such Person at or before the Closing.

                  (c) Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (i) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, any Subsidiary, any Seller or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law; or (ii) wherein an unfavorable judgment, decree or Order would prevent the carrying out of this Agreement or any of the Operative Agreements or any of the transactions or events contemplated hereby or thereby, declare unlawful any of the transactions or events contemplated by this Agreement or present a risk of damages to Purchaser.

                  (d) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and each Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to Purchaser, (iii) shall not impose any limitations or restrictions on Purchaser, (iv) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (v) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

                  (e) Third Party Consents. The consents (or in lieu thereof waivers) disclosed in Section 2.05 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by the Company or the Sellers of their obligations under this Agreement, and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract or License to which the Company is a party or by which any of its Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser in its sole discretion, (i) shall have been obtained, (ii) shall be in form and substance satisfactory to Purchaser in its sole discretion, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

                  (f) Officers' Certificates. The Company shall have delivered to Purchaser (i) a certificate in form and substance reasonably satisfactory to Purchaser and the Company, dated the Closing Date and executed by the Secretary or Assistant Secretary of the Company, and (ii) a certificate in form and substance reasonably satisfactory to Purchaser and the Company, dated the Closing Date and executed by the President or Chief Financial Officer of the Company, confirming that all of the conditions set forth in Section 6.01(a) through (e) hereof, to the extent they concern the Company, have been satisfied.

                  (g) Opinion of Counsel. Purchaser shall have received the opinion in form and substance reasonably satisfactory to Purchaser and the Company, of Akerman, Senterfitt & Eidson, P.A., as counsel to the Company in connection with this Agreement and the Operative Agreements to which it or he is a party, dated the Closing Date, covering the matters set forth in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06 and 3.01 hereof.

                  (h) Good Standing Certificates. The Company shall have delivered to Purchaser (a) copies of the certificate or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto of the Company and the Subsidiaries certified by the applicable Secretary of State or other appropriate government official, (b) certificates from the applicable Secretary of State or other appropriate government official to the effect that the Company and each Subsidiary is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company and each Subsidiary on file and attesting to its payment of all franchise or similar Taxes, and (c) certificates from the Secretary of State or other appropriate official in each jurisdiction in which the Company and all Subsidiaries of the Company are qualified or admitted to do business to the effect that the Company and any such Subsidiary of the Company is duly qualified or admitted and in good standing in such jurisdiction.

                  (i) Delivery of Operative Agreements. All Operative Agreements shall have been duly executed and delivered by the respective parties (other than any Subsidiary or Purchaser).

                  (j) Receipt of Shares, Cancellation of Equity Rights and Option Shares. At least 63% of the Outstanding Shares shall have been tendered to Purchaser in accordance with the terms of this Agreement and all of the Equity Rights and Option Shares shall have been canceled by the Company.

                  (k) Debt Settlement Amount. The Debt Settlement Amount shall not exceed $71,200,000, and none of the holders of the Company's Subordinated Debt shall have exercised, or indicated his or its intention to exercise, any acceleration, penalty interest, equity conversion or similar right thereunder.

                  (l) No Adverse Change. There shall have occurred no material adverse change in the Business or Condition of the Company since January 31, 1998.

                  6.02 Conditions to the Obligations of the Sellers. The obligations of the Sellers hereunder to sell their respective Shares to Purchaser are subject to the fulfillment, at or prior to the Closing, of the following conditions precedent (any or all of which may be waived in whole or in part by Sellers in their sole discretion):

                  (a) Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  (b) Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement or any Operative Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  (c) Orders and Laws. There shall not be in effect on the Closing Date any Orders or Laws restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (i) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company or any Seller or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law; or (ii) wherein an unfavorable judgment, decree or Order would prevent the carrying out of this Agreement or any of the Operative Agreements or any of the transactions or events contemplated hereby or thereby or declare unlawful any of the transactions or events contemplated by this Agreement.

                  (d) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and each Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

                  (e) Operative Agreements. The Operative Agreements shall have been duly executed and delivered by the respective parties thereto (other than Sellers), and shall be in full force and effect.

                  (f) Officers' Certificates. Purchaser shall have delivered to the Company (i) a certificate in form and substance reasonably satisfactory to Purchaser and the Company, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, and (ii) a certificate in form and substance reasonably satisfactory to Purchaser and the Company, dated the Closing Date and executed by the President of Purchaser confirming that all of the conditions set forth in Section 6.02(a) through (e) hereof, to the extent they concern the Company, have been satisfied.

                  (g) Opinion of Counsel. The Sellers shall have received in form and substance reasonably satisfactory to Purchaser and the Company the opinion of Morgan, Lewis & Bockius LLP, counsel to Purchaser in connection with this Agreement and the Operative Agreements to which it is a party, dated the Closing Date, regarding the validity of the Purchaser common stock being issued hereunder and covering the matters set forth in Sections 4.01, 4.02, 4.03 and
4.04 hereof.

                  (h) Good Standing Certificates. Purchaser shall have delivered to the Company (a) copies of the certificate of incorporation, including all amendments thereto of Purchaser certified by the Secretary of State of the State of Delaware, (b) certificates from the Secretary of State to the effect that Purchaser is in good standing or subsisting in such jurisdiction, listing all charter documents of Purchaser on file and attesting to its payment of all franchise or similar Taxes, and (c) certificates from the Secretary of State or other appropriate official in each jurisdiction in which Purchaser is qualified or admitted to do business to the effect that Purchaser is duly qualified or admitted and in good standing in such jurisdiction.

                                   ARTICLE VII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                  7.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of each Seller, the Company or any Subsidiary or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any provision hereof, each Seller, on the one hand, and Purchaser, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Company, each Seller and Purchaser contained in this Agreement (a) will survive the Closing with respect to the covenants contained in Sections 5.03, 5.04, 5.09 and 5.12 for the time periods indicated in such sections, (b) will expire on the Closing Date with respect to the representations and warranties contained in Sections 2.07, 2.13, 2.15, 2.16, 2.18, 2.20, 2.21, 2.23, 2.24, 2.25, 2.27, and 2.28 (c)
will survive the Closing Date until the second anniversary of the Closing Date with respect to all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a), (b) or (c) above will continue to survive if a Claim

Notice or Indemnity Notice (as applicable) shall have been timely given under Article VIII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VIII, but only with respect to matters described in the Claim Notice or Indemnity Notice.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  8.01     Indemnification.

                  (a) Each Seller shall severally indemnify the Company and the Purchaser (collectively, the "Purchaser Indemnitees"), in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or any of the Operative Agreements (including, without limitation, any certificate delivered in connection herewith or therewith), (ii) the State of Florida sales tax audit disclosed pursuant to Section 2.11 of the Disclosure Schedule, (iii) the legal proceedings disclosed as items (1) and (2) on Section 2.12 of the Disclosure Schedule, (iv) the failure of the Company to collect up to $1,618,609 arising out of the collection matter described on Section 2.26 of the Disclosure Schedule (the "Uncollected Receivable") and (v) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of such Seller contained in this Agreement or any of the Operative Agreements (including, without limitation, any certificate delivered in connection herewith or therewith); provided, however, that (x) subject to the limitation on indemnity provided in Section 8.01(c) hereto, with respect to any claim under Sections 8.01(a)(i), 8.01(a)(ii), 8.01(a)(iii), and 8.01(a)(iv)
above, and except for claims based on fraud or willful misconduct, the indemnification obligations of each Seller shall be limited to the extent of his or its pro rata percentage of the Escrow Amount (as set forth on Schedule A of the Escrow Agreement), and (y) subject to the limitation on indemnity provided in Section 8.01(c) hereto, with respect to any claim under Section 8.01(a)(v) above, and except for claims based on fraud or willful misconduct, the indemnification obligations of each Seller shall be limited to his or its pro rata percentage (as set forth on Schedule A of the Escrow Agreement) of the Aggregate Purchase Price, and Purchaser may elect, in its sole discretion, to seek indemnification from any of the Sellers individually or from the Escrow Amount to the extent of such Seller's pro rata percentage of the Escrow Amount (as set forth on Schedule A of the Escrow Agreement). If and to the extent that any indemnification hereunder is unenforceable, Sellers shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable Laws.

                  (b) Purchaser agrees to indemnify each Seller in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any mis representation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or the Operative Agreements to which it is a party (including, without limitation, any certificate delivered in connection herewith or therewith) and (ii) litigation against any of them as stockholders of the Company alleging that the execution and delivery of this Agreement constitutes a breach of Section 4(a)(i) of the Stockholders' Agreement; provided, however, that Purchaser's indemnification obligations shall be subject to the limitation on indemnity provided in Section 8.01(d) hereto, and its aggregate indemnification obligation to each Seller shall in no event exceed such Seller's pro-rata percentage (as set forth on Schedule A of the Escrow Agreement) of the Purchase Price.

                  (c) No amounts of indemnity shall be payable as a result of a claim under Section 8.01(a)(i) in respect of a misrepresentation or breach of warranty (other than a claim based upon fraud or willful misconduct) unless and until the Purchaser Indemnitees have suffered, incurred, sustained or become subject to aggregate Losses with respect thereto in excess of $150,000 in the aggregate, in which case the Purchaser Indemnitees shall be entitled to seek indemnity for the entire amount of such Losses. No amounts of indemnity shall be payable as a result of a claim under Section 8.01(a)(ii) (other than a claim based on fraud or willful misconduct) unless and until the Purchaser Indemnitees have suffered, incurred, sustained or become subject to aggregate Losses with respect thereto in excess of $625,000 in the aggregate, in which case the Purchaser Indemnitees shall be entitled to seek indemnity only for the amount of such Losses exceeding $625,000.

                  (d) No amounts of indemnity shall be payable as a result of any claim under Section 8.01(b) (other than a claim based upon fraud or willful misconduct) unless and until the Sellers have suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $150,000 in the aggregate, in which case the Sellers shall be entitled to seek indemnity for the entire amount of such Losses.

                  8.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 8.01 will be asserted and resolved as follows:

                  (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 8.01 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party within 30 Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                  (b) With the exception of the matters against which Sellers are indemnifying the Purchaser Indemnitees pursuant to Sections 8.01(a)(ii) and 8.01(a)(iii), which shall be defended by Purchaser at the expense of Sellers, subject only to the limitations set forth in Section 8.01(a) and 8.01(c), if a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the counsel selected by the Indemnifying Party shall serve as record counsel and the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ non-record counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within five Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party, on a privileged basis, of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. With the exception of the matters against which Sellers are indemnifying the Purchaser Indemnitees pursuant to Sections 8.01(a)(ii) and 8.01(a)(iii), the Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

                  (c) In the event any Indemnified Party should have a claim under Section 8.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 8.01 and the

Indemnifying Party (or the Escrow Agent, when applicable) shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved according to the terms of Section 11.15 hereto.

                  (d) The Purchaser Indemnitees will be indemnified against Losses resulting from the Uncollected Receivable in accordance with this Section 8.02(d). As of the Closing Date, the Company will assume sole control over efforts to collect the Uncollected Receivable. For the six month period commencing on the Closing Date, the Company shall employ commercially reasonable best efforts to collect full payment of the Uncollected Receivable. On the six month anniversary of the Closing Date, Purchaser will be entitled to withdraw from the Escrow Amount the total amount of the Loss caused by the Uncollected Receivable, which Loss shall be calculated based on the sum of $1,618,609 plus reasonable collection costs (including attorney fees and expenses) minus the sum of all payments received by the Company in satisfaction of the Uncollected Receivable. During the period commencing on the six month anniversary of the Closing Date and ending on the second anniversary of the Closing Date, the Company shall use commercially reasonable efforts to collect the unpaid balance of the Uncollected Receivable. To the extent that these efforts result in payments in satisfaction of the Uncollected Receivable, Purchaser will promptly allocate and distribute such payments to each Seller in accordance with his or its pro-rata share of the Escrow Amount, as set forth on Schedule A of the Escrow Agreement. Notwithstanding anything to the contrary contained herein, Purchaser and the Company will consult with the Seller Committee prior to undertaking any litigation or similar enforcement efforts to collect the Uncollected Receivable.

                  (e) To the extent that claims for indemnification hereunder apply to all Sellers, the interests of the Sellers will be represented by a committee comprised of Robert Ammerman, Ira Hechler and a mutually acceptable third party to be selected by them prior to the Closing (the "Seller Committee") which shall be authorized to (i) deliver and be served with Claim Notices and Indemnity Notices, (ii) make decisions regarding the participation in and assumption of Third Party Claims against the Purchaser Indemnitees, (iii) make decisions regarding the settlement, compromise or discharge of Third Party Claims against the Purchaser Indemnitees, (iv) negotiate with the Purchaser Indemnitees, on behalf of all Sellers the resolution of claims for indemnification hereunder that do not involve Third Party Claims and (iv) represent the interests of the Sellers under the Escrow Agreement as provided therein.

                  (f) Subject to the express limitations contained herein, the rights accorded to the Indemnified Parties hereunder shall be the sole and exclusive remedies available (a) to the Purchaser Indemnitees for Losses resulting from, arising out of or relating to any of the matters listed in Sections 8.01(a)(i)-(v) above, or (b) to the Sellers for Losses resulting from, arising out of or relating to any of the matters listed in Sections 8.01(b)(i) and (ii) above; provided, however, the foregoing limitations shall not limit or restrict the rights that any Indemnified Party may have at law or in equity to recover Losses attributable to the commission of fraud by any other party to this Agreement.

                  (g) Each Seller permanently waives and releases any claims relating to the period ending on the Closing Date which it has or may have against the Company and its Subsidiaries, including any of the current or former officers and directors of the Company and its Subsidiaries. Notwithstanding any right any Seller may have at law or in equity or pursuant to any Laws, no Seller shall be entitled to any indemnification, right of contribution or other right of recovery from the Company or any of its Subsidiaries in connection with any claim made by or which could be made by an Indemnified Party against any Seller pursuant to this Article VIII, all of which are irrevocably waived and released by each Seller.

                  (h) To the extent that Purchaser may be required to indemnify any person under the articles of incorporation or bylaws of the Company or under the Florida Business Corporation Act, who is now, or has been at any time prior to the date of this Agreement an officer, director, employee or agent of the Company or any of its Subsidiaries, it shall pay all reasonable expenses, as incurred, in advance of the final disposition of any such action or proceeding to each such party to the fullest extent permitted under Florida law. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to grant any right to any current or former officer, director, employee or agent of the Company or any of its Subsidiaries which is not permitted to be granted to an officer, director, employee or agent of the Company under Florida law.


                                   ARTICLE IX

                                   TERMINATION

                  9.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Purchaser and the Sellers;

                  (b) by Purchaser after written notice to each of the Sellers if Purchaser is not then in material breach of any material provision of this Agreement and there has been any one or more misrepresentations in or breaches of the representations or warranties made by Sellers or the Company contained herein that, if not cured on or prior to the Closing Date, could be reasonably expected to give Purchaser grounds not to close under Section 6.01 when taken into account with all other uncured misrepresentations in or breaches of such representation or warranties as to which Purchaser shall have given notice to Sellers or the Company as provided in this paragraph (b); a termination pursuant to this paragraph (b) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (c) by Purchaser if Purchaser is not then in material breach of any material provision of this Agreement after written notice to Sellers of the failure by Sellers or the Company to perform and satisfy in any material respect any of their material obligations required to be performed and satisfied by Sellers or the Company on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph
(c) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (d) by Sellers after written notice to Purchaser if Sellers are not then in material breach of any material provision of this Agreement and there has been one or more material misrepresentations in or material breaches of the representations or warranties made by Purchaser herein which, if not cured on or prior to the Closing Date, could be reasonably expected to give Sellers grounds not to close under Section 6.02 when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which Sellers shall have given notice to Purchaser as provided in this paragraph (d); a termination pursuant to this paragraph (d) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (e) by Sellers if Sellers are not then in material breach of any material provision of this Agreement after written notice to Purchaser of Purchaser's failure to perform and satisfy in any material respect any of its material obligations under this Agreement required to be performed and satisfied by Purchaser on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (e) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or
(ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                  (f) by Purchaser or by Sellers, if the Closing shall not have been consummated by July 31, 1998; provided, however, that neither Purchaser nor Sellers may terminate this Agreement pursuant to this paragraph (f) if the Closing shall not have been consummated by such date by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement; and

                  (g) by the Purchaser or the Sellers if any federal, state or foreign law or any rule or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.

                  The party or parties desiring to terminate this Agreement pursuant to clauses (b) through (g) shall give written notice of such termination to the other party or parties hereto.

                  9.02 Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 9.02. If such termination shall result from the breach by any party of its representations, warranties or covenants contained in this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach and such termination shall not be deemed to be an election of remedies. The provisions of Sections 5.04, 5.06, 5.10, 11.01, 11.02, 11.03, 11.04, 11.05, 11.06, 11.08,
11.09, 11.10, 11.11, 11.12, 11.13, 11.14, 11.15, 11.16, 11.17, 11.18 and 11.19
shall survive any termination of this Agreement pursuant to this Article IX, and each party hereto shall be fully responsible for any breach of Sections 5.04, 5.06, 5.10 and 11.05, whether or not such breach occurs prior to the termination of this Agreement.

                                    ARTICLE X

                                   DEFINITIONS

                  10.01 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

                   "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates or (c) any director, partner, officer, agent, employee or member of the immediate family (i.e., mother, father, sister, brother, son, etc.) of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                  "Aggregate Purchase Price" means the sum of the Purchase Price and the Debt Settlement Amount.

                  "Agreement" means this Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

                  "Arbitrators' Report" has the meaning ascribed to it in
Section 11.15(a) hereof.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Asset or Property" and "Assets or Properties" of any Person means all assets or properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Audited Financial Statements" has the meaning ascribed to it in Section 2.08.

                  "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Company or any Subsidiary, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Business Combination" means, with respect to any Person, any
(i) merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including without limitation a self- tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  "Business or Condition of Purchaser" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of Purchaser and its subsidiaries taken as a whole.

                  "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and its Subsidiaries.

                  "Cancellation and Waiver Agreements" has the meaning ascribed to such term in Section 1.03.

                  "Claim Notice" means written notification pursuant to Section 8.02(a) of a Third Party Claim as to which indemnity under Section 8.01 is sought by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "Closing" has the meaning ascribed to it in Section 1.03.

                  "Closing Date" has the meaning ascribed to it in Section 1.03.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement (and, unless the context otherwise requires, shall include any predecessor of the Company).

                  "Confidentiality Provisions" has the meaning ascribed to it in
Section 5.04.

                  "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "D&O Policy" has the meaning ascribed to it in Section 5.12.

                  "Debt Settlement Amount" means the amount required to discharge or otherwise satisfy in full on the Closing Date, all of the debt obligations of the Company under the Revolving Credit Facility and the Subordinated Debt.

                  "Disclosure Schedule" means the schedules delivered to Purchaser by or on behalf of the Company and Sellers, and the schedules delivered by or on behalf of Purchaser, containing all lists, descriptions, exceptions and other information and materials as are required to be in cluded therein pursuant to this Agreement.

                  "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

                  "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

                  "Environmental Law" means all federal, state, local and foreign environmental, health and safety Laws, common law orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

                  "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

                  "Equity Rights" has the meaning ascribed to it in Section
1.01.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Company or any Subsidiary, or any predecessor of any of the foregoing.

                  "Escrow Agent" has the meaning ascribed to it in Section 1.04.

                  "Escrow Agreement" has the meaning ascribed to it in Section 1.04.

                  "Escrow Amount" has the meaning ascribed to it in Section
1.04.

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

                  "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
(PCBs); (B) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" means any Person or Persons claiming indemnification under any provision of Article VIII.

                  "Indemnifying Party" means any Person or Persons against whom a claim for indemnification is being asserted under any provision of Article VIII.

                  "Indemnity Notice" means written notification pursuant to
Section 8.02(c) of a claim for indemnity under Article VIII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "Intangibles" means with respect to the Company and its Subsidiaries, taken as a whole, at any date, the amount of all assets required to be classified as intangibles in accordance with GAAP.

                  "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, patents and patent rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs and any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

                  "IRS" means the United States Internal Revenue Service.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Leased Real Property" has the meaning ascribed to it in
Section 2.15.

                  "Liability" or "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, diminution in value of investment, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation, all fees and expenses, including, without limitation fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or
(ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise). Losses shall not include the internal corporate costs associated with Losses and shall be net of any recovery under any applicable insurance policy.

                  "Non-Competing Party" has the meaning ascribed to it in
Section 5.09(a).

                  "Operative Agreements" means the Cancellation and Waiver Agreements, the Escrow Agreement, the Samuel A. Getz Employment Agreement, the Lockup Agreement and the other agreements to be entered into in connection with the transactions contemplated by this Agreement.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation any rights to participate in the equity, income or election of directors or officers of such Person.

                  "Option Shares" has the meaning ascribed to it Section 1.01.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Outstanding Shares" has the meaning ascribed to it in Section
1.01 hereof.

                  "Owned Real Property" has the meaning ascribed to it in
Section 2.15.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company and which does not secure obligations for money borrowed.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA

                  "Purchase Price" has the meaning ascribed to it in Section
1.02.

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Purchaser Indemnitees" has the meaning ascribed to it in
Section 8.01(a).

                  "Real Property" has the meaning ascribed to it in Section
2.15.

                  "Real Property Leases" have the meaning ascribed to it in
Section 2.15.

                  "Relevant Group" has the meaning ascribed to it in Section
2.11.

                  "Representatives" means Purchaser and its Affiliates, any Persons designated by Purchaser as a prospective lender to the Company at or following the Closing, and each of their respective officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

                  "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

                  "Revolving Credit Facility" means the revolving credit facility pursuant to the loan agreement among the Company, Citibank and the lenders named therein dated June 30, 1995, as amended.

                  "Sale" has the meaning ascribed to it in Section 5.06.

                  "Samuel A. Getz Employment Agreement" means that employment agreement between Purchaser and Samuel A. Getz which is appended as Exhibit C hereto.

                  "SEC Documents" means: (i) the Form 10-Q filed by Purchaser with the Securities and Exchange Commission as of December 16, 1997; (ii) the Form 10-Q filed by Purchaser with the Securities and Exchange Commission as of September 17, 1997; (iii) the Form 10-Q filed by Purchaser with the Securities and Exchange Commission as of June 17, 1997; and (iv) the Form 10-K filed by Purchaser with the Securities and Exchange Commission as of May 2, 1997, in each case as amended, where applicable.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Sellers" means, collectively, those Persons listed on Exhibit A hereto who have executed this Agreement prior to the Closing Date, each individually a "Seller"; provided, however, that Frank Fuino, Robert Baumgardner, David Shore, Barbara Ibarra and Eleonora Parkinson shall be deemed Sellers only for the purposes of the forepart of this Agreement and Sections 1.01, 1.02(a) and 1.03 hereof.

                  "Share" or "Shares" means the Company's common stock par value $.01 per share.

                  "Stockholders' Agreement" has the meaning ascribed to it in
Section 5.10.

                  "Subordinated Debt" means all of the Company's subordinated indebtedness, a summary of which appears on Section 2.19 of the Disclosure Schedule.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof and with respect to any Person other than the Company, any Person which, directly or indirectly through subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

                  "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property (including, without limitation, the Florida Intangible Personal Property Tax), alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

                  "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

                  "Tenant Leases" has meaning ascribed to it in Section 2.15(d).

                  "Third Party Claim" has the meaning ascribed to it in Section 7.02.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:



                  (a)        If to Purchaser, to:

                             Jan Bell Marketing, Inc.
                             14510 Northwest 14th Street
                             Sunrise, Florida 33323
                             Facsimile No: (954) 846-2887
                             Attn: Isaac Arguetty, Chairman & CEO

                             with a copy to:

                             Morgan, Lewis & Bockius LLP
                             101 Park Avenue
                             New York, NY 10178
                             Facsimile No:  (212) 309-6273
                             Attn:  Robert G. Robison, Esq.

                  (b) If to Sellers, to each of them at the addresses set forth on Exhibit A hereto, with a copy to:

                             Akerman, Senterfitt & Eidson, P.A.
                             One Southeast Third Avenue
                             Miami, Florida 33131
                             Facsimile No.: (305) 374-5095
                             Attn:  Philip B. Schwartz, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  11.02 Entire Agreement. This Agreement and the Operative Agreements super sede all prior discussions and agreements between the parties, including, without limitation, the letter of intent dated February 4, 1998 and the letter agreement dated January 16, 1998, with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  11.03 Expenses. Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Article VIII and Sections 5.06 and 11.15), each party will pay its own costs and expenses incurred in connection with this Agreement, the Operative Agreements, and the transactions contemplated hereby and thereby.

                  11.04 Payment of Transfer Taxes and Fees. Sellers shall pay all sales, use, transfer, stamp, documentary or similar Taxes imposed upon or arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Purchaser, Company and their respective subsidiaries and Affiliates with respect to such Taxes. Sellers shall file all necessary documentation and Tax Returns with respect to such Taxes.

                  11.05 Confidentiality. Purchaser, on the one hand, and each Seller, on the other hand, will hold in strict confidence from any Person (other than any of its Affiliates or in the case of Purchaser, any Representative of Purchaser), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party hereto or any of its Affiliates furnished to it by or on behalf of the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

                  11.06 Cumulative Remedies. The rights, remedies, powers and privileges herein and in the Operative Agreements are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or equity.

                  11.07 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, any Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request to consummate the transactions contemplated by this Agreement and the Operative Agreements and otherwise to cause each Seller to fulfill each of their respective obligations under this Agreement and the Operative Agreements.

                  11.08 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  11.09 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the parties hereto.

                  11.10 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VIII.

                  11.11 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any Seller without the prior written consent of Purchaser and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  11.12 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  11.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  11.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

                  11.15      Arbitration of Claims.

                  (a) Except as provided in Sections 5.06, 5.09 and 5.10 hereof, any dispute, claim, controversy or difference between or among the parties arising out of this Agreement or the Operative Agreements (a "Dispute"), including without limitation any dispute between an Indemnified Party and any Indemnifying Party under Article VIII, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Any question regarding the appropriate forum for the resolution of any Dispute under this Agreement or the Operative Agreements shall be decided through arbitration.

                  (b) Any Dispute subject to arbitration shall be arbitrated in Dade County, Florida under the commercial rules then in effect of the American Arbitration Association (the "AAA"). The arbitrators shall be instructed to deliver a written report of their determination (an "Arbitrators' Report") to Purchaser and the Sellers (or the Indemnified Party and the Indemnifying Party, as the case may be). Each party to such arbitration agrees that any award of the arbitrators shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrators. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 11.15 by bringing suit in any court of competent jurisdiction.

                  (c) A party demanding arbitration under this Agreement (an "Initiating Party") shall initiate such arbitration by delivering written notice (the "Arbitration Notice") to the party with whom arbitration is sought (i) with respect to any claim for indemnification under Article VIII hereof, within thirty (30) days after the receipt of the relevant Notice of Claim or Indemnity Notice by the Indemnifying Party, and (ii) with respect to any other Disputes, within a reasonable time, and in any event, not after the date when institution of legal or equitable proceedings based on such Dispute would be barred by this Agreement or the applicable statute of limitations. Any Arbitration Notice shall contain a statement setting forth the nature of the Dispute, the amount involved, if any, and the remedy sought.

                  (d) The arbitration panel shall consist of three (3) arbitrators appointed within twenty (20) Business Days after receipt of notice from an Initiating Party, one of whom shall be appointed by the Sellers and one of whom shall be appointed by the Purchaser. The two arbitrators thus appointed shall choose the third arbitrator; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator, such arbitrator shall be designated by the President of the AAA. If any arbitrator resigns or is unable to continue serving as such, the successor to such arbitrator shall be appointed by the party or parties who appointed such arbitrator or by the remaining arbitrators if they had appointed such arbitrator, or by the then President of the AAA, as the case may be. A stenographic record of the arbitration proceedings shall be made and in the event a successor arbitrator must be appointed he or she may rely on such record and no rehearing shall be required.

                  (e) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 11.15 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 11.15 or seeking to enforce any order or award of any arbitration commended pursuant to this Section 11.15 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrators or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All costs and expenses attributable to the arbitrators shall be allocated among the parties to the arbitration in such manner as the arbitrators shall determine to be appropriate under the circumstances.

                  (f) Notwithstanding the foregoing, it is hereby agreed that no arbitration panel shall have any power to award punitive damages or to add to, alter or modify the terms and conditions of this Agreement or any of the Operative Agreements or any other agreement executed and delivered in connection herewith or to decide any issue which does not arise from the interpretation or application of the provisions of this Agreement.

                  11.16 Consent to Jurisdiction and Service of Process. WITH RESPECT TO DISPUTES ARISING FROM SECTIONS 5.06, 5.09 AND 5.10 HEREOF AND WITH RESPECT TO THE COLLECTION OF ANY AWARD GRANTED THROUGH ARBITRATION PURSUANT TO
SECTION 11.15 HERETO, EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DADE, STATE OF FLORIDA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO SUCH SECTIONS MAY BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND HIMSELF (OR HERSELF) AND IN CONNECTION WITH ITS AND HIS (OR HER) RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE OPERATIVE AGREEMENTS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

                  11.17 Limited Recourse. Notwithstanding anything in this Agreement or any Operative Agreement to the contrary, (i) obligations and liabilities of Purchaser hereunder and thereunder shall be without recourse to any stockholder of Purchaser or any of such stockholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of such party and (ii) the stockholders of Purchaser have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement or any other Operative Agreement.

                  11.18 Construction.

                  (a) Any reference to any applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. The terms "Article" and "Section" refer to the specified Article or Section of this Agreement. Whenever the word "including" is used in this Agreement, it shall be deemed to mean

"including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof. The phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                  (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors, officers, members, managers, general partners, and other similar Persons in a similar position or having similar powers and duties and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.

                  (c) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  (d) Nothing in the Disclosure Schedule hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless (i) the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail of the exception or (ii) the disclosure on its face in one Section of the Disclosure Schedule would, without further change, satisfy the disclosure requirements of another Section of the Disclosure Schedule. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself).

                  (e) The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

                  11.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                            Signature Pages to Follow

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                     JAN BELL MARKETING, INC.



                                     By:   /s/
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     MAYOR'S JEWELERS, INC.



                                     By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     STOCKHOLDERS OF MAYOR'S
                                     JEWELERS, INC.


                                     /s/
                                     ------------------------------------------
                                     Samuel A. Getz

                                     /s/
                                     ------------------------------------------
                                     Neil Getz

                                     /s/
                                     ------------------------------------------
                                     Beth Zuckerman

                                     ------------------------------------------
                                     Richard Getz

                                     /s/
                                     ------------------------------------------
                                     Ira J. Hechler

                                       /s/
                                     ------------------------------------------
                                     David Hechler

                                       /s/
                                     ------------------------------------------
                                     Jan Hechler


                                       /s/
                                     ------------------------------------------
                                     Robin Hechler

                                       /s/
                                     ------------------------------------------
                                     Robert J. Arnot

                                       /s/
                                     ------------------------------------------
                                     Herbert Schwartz

                                       /s/
                                     ------------------------------------------
                                     Susan Mark

                                       /s/
                                     ------------------------------------------
                                     Ronald Schmidt

                                       /s/
                                     ------------------------------------------
                                     Frederic Rubenstein



                                     Estate of Tanenbaum


                                     By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     Hawks & Company



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     ------------------------------------------
                                     Frank Maier III


                                       /s/
                                     ------------------------------------
                                     Christopher Maier


                                     ------------------------------------------
                                     Susan Maier


                                     ------------------------------------------
                                     Eugenia Maier



                                     Maier Family Trust



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                     Maier Grandchildren's Trust



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     Maier Testamentary Trust



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                     Capital Resource Lenders



                                     By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:

                                         /s/
                                     ------------------------------------------
                                     Irving Getz

                                       /s/
                                     ------------------------------------------
                                     R. Kirk Landon

                                       /s/
                                     ------------------------------------------
                                     Albert Nahmad

                                       /s/
                                     ------------------------------------------
                                     Alan Potamkin

                                       /s/
                                     ------------------------------------------
                                     Mark Begelman




                                     American Bankers Insurance Co. of Florida



                                     By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title: